UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On May 16, 2017, EPR Properties (the “Company”) will file with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed underwritten public offering of a new series of its senior notes. The offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective “shelf” registration statement filed with the SEC on Form S-3.

The preliminary prospectus supplement includes a discussion of the Company’s recent developments and the proposed use of proceeds of the offering as described below.

Recent Developments

Investments

As of May 12, 2017, the Company’s investment spending in its operating segments since March 31, 2017 totaled approximately $787.7 million, and included investments in each of the following three reportable operating segments.

•	Entertainment—investment spending since March 31, 2017 totaled approximately $26.7 million and related primarily to the acquisition of one megaplex theatre and spending on build-to-suit development and redevelopment of megaplex theatres, entertainment retail centers and family entertainment centers.

•	Education—investment spending since March 31, 2017 totaled approximately $33.2 million and related primarily to spending on build-to-suit development and redevelopment of public charter schools, early education centers and private schools, as well as $5.2 million in acquisitions of two early education centers and an investment of $10.9 million in mortgage notes secured by one public charter school and one private school.

•	Recreation—investment spending since March 31, 2017 totaled approximately $727.8 million and related primarily to the previously disclosed CNL Lifestyle Properties, Inc. transaction for a total investment of approximately $706.5 million (excluding pro-rations, transaction costs and closing adjustments), as well as spending on build-to-suit development of golf entertainment complexes and attractions.

Disposition of AMC Palm Promenade 24

Subsequent to March 31, 2017, the Company sold the AMC Palm Promenade 24 property located in San Diego, California for net proceeds of approximately $35.4 million and recognized a net gain on sale of approximately $17.8 million.

Use of Proceeds

The preliminary prospectus supplement also discloses that the Company intends to use the net proceeds from the offering to repay the outstanding principal balance of the Company’s unsecured revolving credit facility (which had an outstanding balance of approximately $375.0 million at May 12, 2017) and the remaining amount of net proceeds for general business purposes, which may include funding the Company’s ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering to the uses described above, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with its qualification as a REIT under the Internal Revenue Code of 1986, as amended.

Item 8.01.	Other Events.

The Company is providing this Item 8.01 disclosure for the purpose of supplementing, with the additional risk factor set forth below, the risk factor disclosure contained in the Company’s public filings, including those risk factors discussed in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 (the “Annual Report”). Other than the addition of the risk factor set forth below, the disclosure under the heading “Risk Factors” in the Annual Report remains applicable and unchanged as set forth therein.

The Company’s build-to-suit education tenants may not achieve sufficient enrollment within expected timeframes and therefore may not be able to pay their agreed upon rent, which could adversely affect the Company’s financial results.

A significant portion of the Company’s education investments include investments in build-to-suit projects. When construction is completed for these projects, tenants may require some period of time to achieve full enrollment, and the Company may provide them with lease terms that are more favorable to the tenant during this timeframe. Tenants that fail to achieve sufficient enrollment within expected timeframes may be unable to pay their rent pursuant to the agreed upon lease terms or at all. If the Company is required to restructure lease terms or take other action with respect to the applicable property, its financial results may be impacted by lower lease revenues, recording an impairment loss, writing off rental amounts or otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING

STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE SENIOR NOTES AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: May 16, 2017